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CUSIP No. 784413106                  13D    Page 11 of 11 Pages
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                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated June 20, 1997 (including amendments thereto) with respect to the Common Stock of SL Industries, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:   June 20, 1997                  STEEL PARTNERS II, L.P.

                                        By: Steel Partners, L.L.C.
                                            General Partner


                                        By: /s/ Warren G. Lichtenstein
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                                                Warren G. Lichtenstein,
                                                Chief Executive Officer

                                        /s/ Warren G. Lichtenstein
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                                            WARREN G. LICHTENSTEIN